Sub-Item 77Q1: Exhibits

(a) Copies of any material amendments to the registrant's charter or by-laws

Amended and Restated Agreement and Declaration of Trust of FundVantage Trust (the "Trust") was previously filed with the Securities and Exchange Commission ("SEC") as Exhibit
(28)(a)(i) to Post-Effective Amendment ("PEA") No. 57 to the Trust's Registration Statement on Form N-1A ("Registration Statement") filed with the SEC on May 18, 2012 (SEC Accession No. 0001104659-12-038525) and incorporated herein by reference.

(d) Copies of all constituent instruments defining the rights of the holders of any new class of securities and of any amendments to constituent instruments referred to in answer to sub-item 77I

Refer to Sub-Item 77Q1(a) above.

(e) Copies of any new or amended registrant investment advisory contracts

Form of Amended and Restated Schedules A and B to the Investment Advisory Agreement with Gotham Asset Management, LLC was previously filed with the SEC as Exhibit 28(a)(xxiii) to PEA No. 59 to the Trust's Registration Statement filed with the SEC on June 15, 2012 (SEC Accession No. 0001104659-12-043919) and incorporated herein by reference.

Form of Investment Advisory Agreement with Origin Asset
Management LLP was previously filed with the SEC as Exhibit
28(d)(xxii) to PEA No. 55 to the Trust's Registration
Statement filed with the SEC on April 13, 2012 (SEC Accession
No. 0001104659-12-025279) and incorporated herein by reference.

Form of Investment Advisory Agreement with Heitman Real Estate Securities LLC was previously filed with the SEC as Exhibit (6)(v) to the Trust's Registration Statement on Form N-14 filed with the SEC on March 1, 2012 (SEC Accession No. 0001104659-12-014999) and incorporated herein by reference.